BYLAWS
OF
SBD International, Inc

ARTICLE 1

Registered Office and Registered Agent

The registered office of the corporation shall be located in the state of Nevada at such place as may be fixed from time to time by the board of directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or register office shall be effective upon filing such change with the office of the Secretary of State of the state of Nevada.

ARTICLE II

Shareholders' Meetings

Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the registered office of the corporation, or such other place as may be designated by the notice of the meeting, during the month of September each year, for the purpose of election of directors and for such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders of the corporation may be called at any time by the president, or by a majority of the board of directors, or by the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting; provided that upon qualification of the corporation as a "public company" under the General Corporation Law of the State Of Nevada, the percentage of votes required to call a special meeting shall be thirty percent (30%). No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The board of directors may designate any place as the place of any special meeting called by the president or the board of directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the board of directors and placed in the notice of such meetings.

Section 3. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of a meeting to act on (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) a proposed sale, lease, exchange or other disposition of substantially all of the assets of the corporation other than in the usual or regular course of business, or (iv) the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation.

Section 4. Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by the shareholder's attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5. Quorum and Adjourned Meetings. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 7. Voting Record. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and with each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder's list, beginning ten days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

Section 8. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in the shareholder's name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Nevada Business Corporation Act require a greater number of affirmative votes.

Section 9. Record Date For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

ARTICLE III

Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws of the state of Nevada or in the Articles of Incorporation.

Section 2. Number. The number of directors of the corporation is three. The numbers of directors can be increased or decreased from time to time by the vote of the directors or shareholders to amend this Section 2, provided that the number of directors shall be not less than one, and provided further that no decrease shall shorten the term of any incumbent director.

Section 3. Tenure and Qualification. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders of the corporation shall elect directors. Each director shall hold office until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Nevada or shareholders of the corporation.

Section 4. Election. The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 5. Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or a majority of the remaining directors if they do not constitute a quorum.

Section 6. Resignation. Any director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

Section 8. Meetings.

(a) The annual meeting of the board of directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

(b) Special meetings may be called at any time and place upon the call of the president, secretary, or any director. Notice of the time and place of each special meeting shall be given by the secretary or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat.

(c) Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

(d) At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

Section 9. Quorum and Voting.

(a) A majority of the directors shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors.

Section 10. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a) The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting:

(b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 12. Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate one or more committees from among its members, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the General Corporation Law of the State Of Nevada requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend any Articles of Incorporation requiring shareholder approval; adopt, amend or repeal Bylaws; approve a plan of merger requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

ARTICLE IV

Special Measures for Corporate Action

Section 1. Actions by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

Section 2. Meetings by Conference Telephone. Members of the board of directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE V

Officers

Section 1. Officers Designated. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

The board of directors may, in its discretion, elect a chairperson and one or more vice-chairpersons of the board of directors; and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe.

Section 2. Election, Qualification and Term of Office. Each of the officers shall be elected by the board of directors. None of said officers need be a director. The officers shall be elected by the board of directors at each annual meeting of the board of directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until his or her successor shall have been duly elected and qualified.

Section 3. Powers and Duties.

(a) President. The president shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, shall have general charge and supervision over its property, business, and affairs.

(b) Secretary. The secretary shall: (1) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

(c) Treasurer. Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his or her term of office, her or she shall turn over to his or her successor all property of the corporation in his or her possession.

Section 4. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 5. Removal. The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.

Section 6. Vacancies. The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

Section 7. Salaries. The salaries of all officers of the corporation shall be fixed by the board of directors.

ARTICLE VI

Share Certificates

Section 1. Issuance, Form and Execution of Certificates. No shares of the corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the board has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the General Corporation Law of the State of Nevada and shall state:

(a) The name of the corporation and that the corporation is SBD International Inc organized under the laws of this state; Nevada

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, which such certificate represents. They shall be signed by two officers of the corporation, and the seal of the corporation may be affixed thereto. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Section 2. Transfers. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate, written assignment separate from certificate, or written power of attorney to assign and transfer the same signed by the record holder of the certificate. The board of directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate thereof has been surrendered to the corporation.

Section 3. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the board of directors it is proper to do so.

ARTICLE VII

Books and Records

Section 1. Books of Account, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the state of Nevada.

Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by the president or secretary.

ARTICLE VIII

Bylaws

The board of directors may adopt, amend or repeal the bylaws, or adopt new bylaws, subject to the reserved power of the shareholders to amend or repeal the bylaws, or adopt new bylaws, and in amending or repealing a particular bylaw to provide expressly that the board of directors may not amend or repeal that bylaw. The following changes have been made to the by laws of the corporation.

SHARES

2.2 Consideration For Shares. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation, as may be authorized by the board of directors. The board of directors may determine that the consideration received or to be received for the shares to be issued is adequate; when the corporation has received the consideration so determined, the shares issued therefore will be fully paid and nonassessable.

2.3 No Cumulative Voting. The shareholders are not entitled to cumulate votes at any election of directors.

2.4 no Preemptive Right. The shareholders do not have any preemptive right to acquire unissued shares or securities convertible into or carrying a right to subscribe for or acquire shares.

ARTICLE IX

LIMITATION OF DIRECTORS' LIABILITY

Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating the applicable part of General Corporation Laws of the State of Nevada, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when this Article becomes effective. If after this Article becomes effective the General Corporation Law of the State of Nevada is amended to authorize further elimination or limitation of liability of a director, then, upon the effective date of the amendment, the liability of a director shall be further eliminated and limited without further act to the fullest extent so authorized. No amendment or repeal of these Articles of Incorporation shall reduce the extent of any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. INDEMNIFICATION

The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850of the Business Corporation Act.

SECTION 2. ADDITIONAL INDEMNIFICATION

The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances as specified in the Business Corporation Act."

Nevada Statutes. provides for the indemnification of a director and/or officer who is a party to any legal proceeding against them "if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

Nevada Statutes also provides that there shall be no indemnification to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of criminal law unless the officer or director had reasonable cause to believe his or her conduct was unlawful; (b) a transaction whereby the director or officer derived an improper personal benefit; (c) in the case of a director, a violation of his or her fiduciary duties; or (d) willful misconduct.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities & Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

7.1 Right to Indemnification. EACH INDIVIDUAL (including an individual's personal representative) who was or is made a party or is threatened to be made a party to, or is otherwise involved (including, without limitation, as a witness) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (a "Proceeding") because the individual or another individual of whom the individual is a personal representative:

(a) is or was a director or officer of the corporation or  any predecessor entity, or
(b) being or having been such a director or officer, is or was serving at the request of the corporation or any  predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever ( (a) and (b) collectively, an "Indemnitee")

SHALL BE INDEMNIFIED AND HELD HARMLESS by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Nevada as the same exists or may hereafter be amended (but, in the case or any amendment, only to the extent that the amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment) IF the Indemnitee acted in good faith and reasonably believed the Indemnitee's conduct was in the corporation's best interests (in the case of conduct in the Indemnitee's official capacity with the corporation) and (in all other cases) was at least not opposed to the corporation's best interests and is fairly and reasonably entitled to indemnification in view of all the relevant circumstances ("Corporation's Standards for Indemnification"), WITHOUT REGARD TO the limitations as per the applicable statue of the General Corporation Law of the State of Nevada, AND WHETHER OR NOT the Indemnitee met the standard of conduct set forth in Nevada Law or any other standard of conduct set forth in as per the General Corporation Law of the State of Nevada.

AGAINST ALL DIRECT AND INDIRECT EXPENSES, LIABILITIES AND LOSSES (including but not limited to attorney fees, judgments, settlements, penalties, fines, ERISA and employee benefit plan and other excise taxes and other taxes and penalties, environmental and remediation expenses, settlements, penalties and fines, and other adverse effects) that are actually incurred or suffered by the Indemnitee in connection with the Proceeding (whether or not the basis of the Proceeding is alleged conduct, action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever).

The indemnification granted in the Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all the Indemnitee's expenses as they are incurred, including advances in advance of final disposition of the Proceeding. The term "expenses" as used in this Article includes without limitation all counsel and attorneys' fees and costs.

Notwithstanding the foregoing, an advance for expenses incurred by an Indemnitee who is a party to a Proceeding because the Indemnitee is or was a director of the corporation or any predecessor entity shall be made in advance of final disposition of the Proceeding only upon receipt by the corporation of (i) a written undertaking (hereinafter an "undertaking") executed personally or on the Indemnitee's behalf to repay the advance if and to the extent it is ultimately determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal, hereinafter a "final adjudication") that the Indemnittee is not entitled to be indemnified for such expenses under this Article, and (ii) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the Indemnitee has net the Corporation's Standards for Indemnification as defined in this Article for the amount claimed.

The undertaking must be an unlimited general obligation of the Indemnitee, unsecured and without reference to financial ability to make repayment.

7.2 Court-Ordered Indemnification or Advance; Presumption. If any claim for indemnification or advance of expenses under Section 7.1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the Indemnitee may at any time thereafter apply for indemnification or advance of expenses to the court conducting the Proceeding or to another court of competent jurisdiction. If the Indemnitee is successful in whole or in part in any such application, the corporation shall also pay to Indemnitee all the Indemnitee's expenses in connection with the application.

The Indemnitee shall be presumed to be entitled to indemnification and advances of expenses under this Article upon the corporation's receipt of Indemnitee's written claim (and in any application to a court for indemnification or advance of expenses), and thereafter the corporation shall have the burden of proof to overcome that presumption.

Neither the fact that the corporation (including its board of directors, special legal counsel or its shareholders under General Corporation Law of the State of Nevada, or otherwise) did, nor the fact that the corporation (including its board of directors, special legal counsel or its shareholders , or otherwise) did not, make a determination that the Indemnitee is or is not entitled to indemnification or advance of expenses, shall be a defense to the application or create a presumption that the Indemnitee is not so entitled.

If the Indemnitee applies to a court having jurisdiction for determination of the right to indemnity or advance of expenses, or amount thereof, the court's determination shall become final upon expiration of all rights to appeal, and such a final adjudication shall supersede any other determination made in accordance with applicable Law, or otherwise.

7.3 Nonexclusivity of Rights, Severability. The right to indemnification (including but not limited to payment, reimbursement and advances of expenses) granted in this Article is not exclusive of any other rights that any individual may have or hereafter acquire under any statute, common law, provision of the Articles of Incorporation or Bylaws of the corporation, agreement, vote or resolution of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any Indemnitee shall be entitled to indemnification and advance of expenses in accordance with the provisions of this Article with respect to any conduct, acts or omissions of the Indemnitee occurring prior to the amendment or repeal. If any provision or term of this Article is determined to be void or unenforceable for any reason, the remaining provisions and terms shall remain in full force and effect.

7.4 Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any individual (including an individual's personal representative) who is or was a director, officer, employee or agent of the corporation or any predecessor entity or who being or having been such a director or officer, is or was serving at the request of the corporation or any predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the corporation would have power to indemnify the individual against the same expense, liability or loss under the General Corporation Law of the State of Nevada, or otherwise. The corporation may grant indemnity, and may enter into contracts granting indemnity, to any such individual, whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

7.5 Partial Indemnification. If an Indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of the expenses, liabilities and losses to which the Indemnitee is entitled.

7.6 Successors and Assigns. All obligations of the corporation to indemnify any Indemnitee: (i) are binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) are binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the Indemnitee, and (iii) shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee, or agent (or other relationship or capacity) included in the definition of Indemnitee in Section 7.1 of this Article. The corporation shall not effect any sale or other transfer of substantially all of its assets, merger, consolidation or other reorganization unless the purchaser, transferee, successor or surviving entity (as the case may be) agrees in writing to assume all such obligations of the corporation.

ARTICLE XI

AMENDMENT OF ARTICLES OF INCORPORATION

The corporation reserves the right from time to time to amend, alter, change or repeal any and all provisions of its Articles of Incorporation by majority vote of all votes entitled to be cast by the holders of the then outstanding shares of Common Stock, in any manner now or hereafter prescribed or permitted by statute. All rights of the shareholders, directors, and officers of the corporation are granted subject to this reservation.

ADOPTED by order of the directors of the corporation on Feb 22, 2006

SBD INTERNATIONAL, INC.

/s/ C M . Nurse
_________________________
Carl M Nurse, Director

Number ----- Shares -------------

(Logo)
Incorporated under the laws of the State of Nevada
Feb 22, 2006

COMMON

SBD INTERNATIONAL, INC.
Total authorized issue 750,000,000 common shares (par value $ .001)

This Certifies That ------------------- is the owner of -------------- fully paid and non-assessable shares of the common stock of the above named corporations transferable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

In witness whereof, the said corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed . this ------------ day of -------------, -------------

Secretary

(SEAL)

/s/ Carl M Nurse

President

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT ("Agreement") is entered into on 22nd day of Feb 2006 between SBD INTERNATIONAL, INC., a Nevada corporation (the "Company"), and CarL M Nurse_(Indemnitee") and all other directors and officers of SBDN International Inc.

RECITAL

The Indemnitee currently is serving as a director or officer, or both, of the Company and the Company wishes the Indemnitee to continue in such capacities. In order to induce the Indemnitee to continue to serve in such capacities for the Company and in consideration for his continued service, the Company wishes to provide for indemnification of the Indemnitee upon the terms and conditions set forth below.

AGREEMENT

It is agreed as follows:

1. The Company will pay on behalf of the Indemnitee, and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any claim or claims made against him because of any act or omission or neglect or breach of duty which he commits or suffers while acting in his capacity as a director or officer of the Company. The payments which the Company will be obligated to make hereunder shall include, INTER ALIA, damages, judgments, settlements, costs of investigation and costs of defense of legal, criminal or equitable actions, claims or proceedings and appeals therefrom, including attorneys' fees of Indemnitee, costs of attachment or similar bonds, costs of establishing a right to indemnification under this Agreement, and fines, penalties or other obligations or fees imposed by law.

2. If a claim under this Agreement is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant also shall be entitled to receive from the Company claimant's reasonable attorneys' fees and other expenses of prosecuting such claim.

3. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the Company effectively to bring suit to enforce such rights.

4. Notwithstanding anything contained herein to the contrary:
(a) The Company shall not be liable to Indemnitee for, nor obligated to furnish advances in connection with, any loss, cost or expense of Indemnitee resulting from his willful or negligent violation of Section 16(b) of the Securities Exchange Act of 1934 or the Foreign Corrupt Practices Act of 1977.

(b) The Company shall not be liable to the Indemnitee for, and shall not be obligated to furnish any advances except for repayable costs, charges and expenses as stated below, in connection with, any loss, cost or expense of Indemnitee as the direct result of a final judgment for money damages payable to the Company or any affiliate for or on account of loss, cost or expense directly or indirectly resulting form the Indemnitee's negligence or misconduct within the meaning of Nevada General Corporation Law.

(c) Unless otherwise allowed by a court of competent jurisdiction, the Company shall not be liable to Indemnitee for, and Indemnitee undertakes to repay the Company for all advances which may have been made of, expenses of investigation, defense or appeal of any matter the judgment of which is excluded under subsection 4(b) next above.

(d) Unless otherwise determined by a court of competent jurisdiction, a settlement of any suit, action or proceeding shall be presumed to be an "expense" in mitigation of the expenses of continued litigation and not the compromise of a judgment on the merits of the action, suit or proceeding.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors of the Company pursuant to the foregoing provisions, or otherwise, the Board of Directors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director of the Company in the wholly or partially successful defense of any action, suit or proceeding) is asserted by the Indemnitee in connection with Company securities which have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it hereunder is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. In effect, therefore, absent a court decision in the individual case or controlling precedent, the provisions of the Agreement will not apply to liabilities of the Indemnitee arising under the Securities Act unless and only to the extent that the Indemnitee is successful in the defense of the action, suit or proceeding in question.

(f) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

(i) based upon or attributable to the Indemnitee or any member of his immediate family gaining in fact any personal profit or advantage to which he was not legally entitled;
(ii) based upon or attributable to the dishonesty of the Indemnitee seeking payment hereunder; provided that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;
(iii) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property, including loss of use thereof; or
(iv) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.

5. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the attention of the Corporate Secretary of the Company at the address of the Company's executive offices (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, upon request made by the Corporation the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

6. Costs and expenses (including attorneys' fees) incurred by the Indemnitee in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company in advance of the final disposition of such matter. The Indemnitee agrees to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of the Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Company if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the board or counsel at the time such determination is made, (a) the Indemnitee knowingly and intentionally acted in bad faith, and (b) it is more likely than not that it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

7. Nothing contained herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the articles of incorporation or bylaws of the Company or under Nevada law.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

9. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.
"COMPANY"
SBDN International a Nevada corporation

/s/Carl M. Nurse
Carl M Nurse,
President
"INDEMNITEE"

SBD INTERNATIONAL INC
2006 PERFORMANCE INCENTIVE PLAN

(as adopted by the Board of Directors)

I.    General

1. Plan. To provide incentives to officers, other employees and other persons providing services to SBD International Inc (the "Company") through rewards based upon the ownership or performance of the common stock, par value $.001 per share, of the Company ("common stock") or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights ("SARs"), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this 2006 Performance Incentive Plan (the "Plan"). In addition, to provide incentives to members of the Board of Directors (the "Board") who are not employees of the Company ("non-employee directors"), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest.

2. Eligibility. Officers and other employees of, and other persons providing services to the Company ("participants") shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 25,000,000 shares of common stock stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option ("free-standing SARs"), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or by reason of withholding of shares to pay all or a portion of the exercise price or to satisfy tax withholding obligations shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs ("tandem SARs") shall be treated as one grant. For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 5,000,000, subject to adjustment as provided in Section 5 of this Article I; provided, however, that for purposes of this sentence, stock options and tandem SARs shall be treated as one grant. The maximum number of shares of common stock with respect to which bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, may be granted hereunder is 6,000,000 in the aggregate, subject to adjustment as provided in Section 5 of this Article I and excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer of the Company. If the Plan becomes effective, no new grants shall be made under any equity plan of the Company that is in effect as of the date immediately prior to the date of stockholder approval of the Plan (the "Existing Company Plans") and all such Existing Company Plans shall be terminated, provided, however, that such termination shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4. Administration of the Plan. The Plan shall be administered by a Committee or Plan Administrator designated by the Board (the "Committee"), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) an "outside director" within the meaning of Section 162(m) of the Code and (ii) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing, all stock option awards, SARs, restricted stock awards and stock unit awards shall have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant); provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or termination of service of the award recipient. The Committee may also waive this minimum vesting-period requirement (A) with respect to awards made to newly hired employees, (B) to accelerate vesting of awards made to existing employees affected by workforce reductions, (C) in similar circumstances, as determined by the Committee in the exercise of its discretion and (D) as otherwise required by law or the terms of the Plan. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Notwithstanding the foregoing, the Committee shall not have authority to reprice any stock option award or other award granted hereunder.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) a person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such participant would be outstanding, (B) an officer or other person subject to Section 16 of the Exchange Act or (C) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number and class of securities available under the Plan, the specific share limitations otherwise set forth in the Plan, the number and class of securities subject to each outstanding bonus award, the number and class of securities subject to each outstanding stock option and the purchase price per security and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or

(ii) subject to an outstanding grant or award under the Plan, the Company shall pay the holder thereof, in connection with the first vesting, exercise or settlement of such grant or award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such grant or award; provided, however, that if the fair market value of such fractional security immediately after such adjustment is less than fair market value of one share of common stock immediately prior to such adjustment, such fractional security shall be disregarded and no payment shall be made. For purposes of the Plan, the fair market value of the common stock on a specified date shall be determined by reference to the average of the high and low transaction prices in trading of the common stock on such date as reported in the New York Stock Exchange-Composite Transactions, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board's adoption of the Plan and, if approved, shall become effective on the date of such stockholder approval. The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

II.    Bonus Awards

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, subject to the Committee's discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(b) In no event shall any participant receive a payment with respect to any performance award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(c) If the Committee desires that compensation payable pursuant to performance awards be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $5,000,000.

(d) The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(e) For purposes of the Plan, "performance goals" means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant's receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales, cost of sales, gross profit, earnings from operations, earnings before interest, taxes, depreciation and amortization, earnings before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on assets, return on net assets employed, net income per common share (basic or diluted), EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed), cost reduction objectives, or any other similar criteria established by the Committee for the applicable performance period. The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall have the discretion to amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events. If the Committee desires that compensation payable pursuant to any award subject to performance goals be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant's continuing in the Company's employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

During the restriction period, a certificate or certificates representing restricted shares shall be registered in the holder's name or the name of a nominee of the Company and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the shares of restricted common stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company's right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, subject to the Committee's discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to an account for the participant and held until the award is forfeited or paid out and interest shall be credited on the account at a rate determined by the Committee.

6. Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III.    Stock Options

1. Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute "incentive stock options" under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (which the optionee has held for at least six months prior to delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (E) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (C). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

IV.    Stock Appreciation Rights

1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

V.    Awards to Non-Employee Directors

1. Annual Grants to Non-Employee Directors. On the date of the Company's 2005 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1, the
Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director.

Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion, provided, however that (i) the dollar value to the recipient of any award shall not exceed three times the then current annual base cash retainer fee payable to non-employee directors and (ii) in determining the dollar value of any such award, the committee shall utilize the fair market value of a share of common stock on the date of grant.

2. Elective Options for Non-Employee Directors. Each non-employee director may from time to time elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of (i) the annual base cash retainer fee for services as a director of the Company, any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board that would otherwise be payable to such non-employee director ("Fees") or (ii) the annual phantom stock award granted to such non-employee director pursuant to the Retirement Benefits and Phantom Stock Grants for Directors Policy ("Retirement Benefit"), an option to purchase shares of common stock, which option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such option equal to the amount of such Fees or Retirement Benefit. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an option granted to a non-employee director pursuant to this Section 2 of Article V shall become exercisable in full on the first anniversary of the date of grant.

VI.    Other

1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V ("non-employee director awards") is outstanding:

(a) any "person," as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(b) during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (hereinafter, a "Corporate Transaction"), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, (any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), (i) with respect to such performance awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, (ii) with respect to such fixed awards, the period of continued employment specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested, (iii) with respect to such options and SARs, all such options and SARs, whether or not then exercisable in whole or in part, shall be immediately and fully exercisable and (iv) with respect to such non-employee director awards, all conditions with respect to vesting or exercisability shall be deemed to be satisfied and such awards shall be immediately and fully vested and exercisable.

4. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

7. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada and construed in accordance therewith without giving effect to principles of conflicts of laws.

8. Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

9. Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one year period, shall not exceed 5% of the outstanding shares of common stock.

10. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the next meeting of stockholders following the Board's adoption of the Plan.